Exhibit 99.3

STEC Names Broadcom Executive Vahid Manian to Its Board of Directors

SANTA ANA, Calif., Feb. 9, 2007 (PRIME NEWSWIRE) – STEC, (pronounced “es tee ee see”), which is changing its name from SimpleTech, Inc. (Nasdaq:STEC), announced today that Vahid Manian, Senior Vice President, Global Manufacturing Operations, Broadcom Corporation, Irvine, CA (Nasdaq: BRCM), has been appointed as an independent director to the STEC Board effective February 9, 2007. Mr. Manian’s appointment to the board fills the vacancy created by the resignation of Mike Moshayedi, former president and co-founder of STEC. Mr. Moshayedi tendered his resignation as a director effective February 9, 2007. STEC’s board consists of seven directors, four of whom are independent under Nasdaq rules.

As Senior Vice President, Global Manufacturing Operations, Mr. Manian is responsible for all of Broadcom Corporation’s manufacturing activities, including foundry operations and process technology direction. Broadcom is a global leader in semiconductors for wired and wireless communications, with annual revenues of more than $3 billion. Mr. Manian joined Broadcom in January 1996 as Director of Operations and became Vice President of Manufacturing Operations in December 1997. Prior to joining Broadcom, Mr. Manian served in a number of positions for approximately 12 years at Silicon Systems, Inc., a semiconductor manufacturer, including over six years as Director of Operations. Mr. Manian received a B.S.E.E. and an M.B.A. from the University of California, Irvine.

Commenting on the appointment, Chairman and CEO Manouch Moshayedi, said, “I am delighted that Vahid has chosen to join our Board. Vahid’s experience and expertise including operations organization, and domestic and international manufacturing strategy, are especially valuable at a time when we are growing internationally as well as domestically. On behalf of my STEC colleagues and our directors, I am excited to welcome Vahid to the STEC Board.”

Conference Call

STEC will hold an open conference call to discuss the divestiture of its Consumer Division and prospects for its OEM Division and other announcements made by the company in press releases issued today. The call will take place on Monday, February 12, 2007, at 5:30 a.m., Pacific/8:30 a.m., Eastern. The call-in numbers for the conference are 1-800-781-3662 (United States and Canada) and 1-706-643-7710 (International). The conference ID # is 8838312. The webcast will be archived and a replay available approximately two hours after the live call concludes. The replay can be accessed for at least the next twelve months. The webcast archive can be accessed at the company’s new website: www.stec-inc.com, click “Investors.”

About SimpleTech, Inc. (Nasdaq:STEC)

SimpleTech, Inc., which is changing its name to STEC, Inc., designs, develops, manufactures and markets custom memory solutions based on Flash memory and DRAM technologies. The company has announced that it intends to change its corporate legal name from SimpleTech, Inc. to STEC, Inc. Although the legal name of the company will continue to be SimpleTech, Inc. until the name change process has been completed, for marketing and branding purposes the company has begun referring to itself as STEC. For information about STEC and to subscribe to the company’s “Email Alert” service, please visit our web site at www.stec-inc.com, click “Investors” and then “Email Alert.”

The SimpleTech logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=1079

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning our optimism regarding the experiences Mr. Manian brings to the company and our efforts to execute on our growth initiatives. Actual results may differ materially from the results predicted. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” in filings with the Securities and Exchange Commission made from time to time by SimpleTech, including its Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. SimpleTech undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.